Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Sorrento Therapeutics, Inc. of our report dated March 27, 2009, which is included in the Annual Report on Form 10-K of QuikByte Software, Inc. for the year ended December 31, 2008.

/s/ Pender Newkirk & Company LLP

Pender Newkirk & Company LLP

Tampa, FL

December 10, 2009